Exhibit 99.1

For additional information, contact:

Edward C. Barrett
Executive Vice President
Chief Financial Officer
Daytime: 610.603.7251

NASDAQ: VIST
www.VISTfc.com

For Immediate Release

July 27, 2010

VIST Financial Corp. Announces 2010 Second Quarter Earnings & Cash Dividend

Wyomissing, PA: VIST Financial Corp. (“Company”) (NASDAQ: VIST) reported net income for the six months ended June 30, 2010 of $3,239,000, a $3,216,000 increase over net income of $23,000 for the same period in 2009.  The Company also reported net income for the three months ended June 30, 2010 of $2,526,000, a $4,034,000 increase over a net loss of $1,508,000 for the same period in 2009.

The Company also reported that the board of directors declared a cash dividend of $0.05 per share on the Company’s common stock to shareholders of record on August 6, 2010 payable August 13, 2010.

Commenting on the second quarter 2010, Robert D. Davis, President and Chief Executive Officer of VIST Financial Corp. said, “Consistent with the slow improvement in the regional economy served by VIST Financial, our linked quarter profitability continues to improve.  Our strong second quarter results include the sale of our 25% interest in First HSA, LLC which produced a pre-tax gain of $1,875,000.  Of equal importance was our ability to raise $5.2 million in new capital through the issuance of 644,000 of common stock to two institutional investors who specialize in the banking sector at a price of $8 a share.  Accordingly, VIST Financial capital ratios continue to exceed all regulatory capital guidelines.  This modest capital raise will also allow us to take advantage of market opportunities, anticipate new regulatory capital guidelines and provide us with a capital cushion if the economy does not continue to improve.”

Davis continued, “During the second quarter of 2010, we experienced an improvement in our net interest margin; however loans outstanding decreased from both the first quarter and year end as a result of a conscious decision to exit a number of commercial loan relationships which did not meet our credit standards.  We do see the opportunity to continue our historical growth levels in commercial loans in the second half of this year.  Our overall asset quality metrics have continued to stabilize and measurably improve through a reduction of non-performing loans and reduced delinquencies.”

Davis concluded, “We are pleased that our board of directors has declared a cash dividend.  By this action, our board respects both the need to preserve capital while demonstrating confidence in our future operating results which will continue our well-capitalized status.”

Net Interest Income

For the six months ended June 30, 2010, net interest income before the provision for loan losses increased 18.4% to $19,823,000 compared to $16,749,000 for the same period in 2009.  The increase in net interest income for the six months resulted from a 3.2% increase in total interest income to $31,837,000 from $30,849,000 and a 14.8% reduction in total interest expense to $12,014,000 from $14,100,000.  For the three months ended June 30, 2010, net interest income before the provision for loan losses increased 22.7% to $10,146,000 compared to $8,267,000 for the same period in 2009.  The increase in net interest income for the three months resulted from a 4.7% increase in total interest income to $16,033,000 from $15,313,000 and a 16.4% reduction in total interest expense to $5,887,000 from $7,046,000.

The increase in total interest income for the three and six months ended June 30, 2010 resulted primarily from an increase in average earning assets compared to the same periods in 2009.  Average earning assets for the three and six month periods ended June 30, 2010 increased $100,114,000 and $92,811,000, respectively, compared to the same periods in 2009 due primarily to growth in commercial loans and available for sale investment securities.

The reduction in total interest expense for the three and six months ended June 30, 2010 resulted primarily from lower interest rates compared to the same periods in 2009.  Average interest-bearing liabilities for the three and six months ended June 30, 2010 increased $98,110,000 and $97,214,000, respectively, compared to the same periods in 2009.  The increases in interest-bearing liabilities are due primarily from an increase in average interest-bearing deposits for the three and six months ended June 30, 2010 of $129,777,000 and $143,049,000, respectively, offset by a net decrease in average securities sold under agreements to repurchase and average long term borrowings for the three and six months ended June 30, 2010 of $46,791,000 and $49,248,000, respectively.

The provision for loan losses for the six months ended June 30, 2010 was $4,610,000 compared to $5,125,000 for the same period in 2009.  The provision for loan losses for the three months ended June 30, 2010 was $2,010,000 compared to $4,300,000 for the same period in 2009.  As of June 30, 2010, the allowance for loan losses was $12,825,000 compared to $11,449,000 as of December 31, 2009, an annualized increase of 24.0%.  The increase in the provision is due primarily to economic conditions and the result of management’s evaluation and classification of the credit quality of the loan portfolio utilizing a qualitative and quantitative internal loan review process.  At June 30, 2010, total non-performing loans were $22,498,000 or 2.5% of total loans compared to $26,951,000 or 3.0% of total loans at December 31, 2009.  The $4,453,000 decrease in non-performing loans from December 31, 2009 to June 30, 2010, was due primarily to pay-downs and charge-offs of non-performing commercial real estate loans.  Management considers the current allowance for loan losses adequate as of June 30, 2010.

Net interest income after the provision for loan losses for the three and six months ended June 30, 2010 was $8,136,000 and $15,213,000, respectively, as compared to $3,967,000 and $11,624,000, respectively, for the same periods in 2009.

For the six months ended June 30, 2010, the net interest margin on a fully taxable equivalent basis was 3.42% as compared to 3.12% for the same period in 2009.  For the three months ended June 30, 2010, the net interest margin on a fully taxable equivalent basis was 3.43% as compared to 3.05% for the same period in 2009 and 3.40% for the first quarter of 2010.  The increase in net interest margin for the comparative six and three month periods ended June 30, 2010 was due mainly to lower cost of funds compared to the same periods in 2009.

Non-Interest Income

Total non-interest income for the six months ended June 30, 2010 increased 12.6% to $11,457,000 compared to $10,176,000 for the same period in 2009.  Total non-interest income for the three months ended June 30, 2010 increased 44.8% to $6,908,000 compared to $4,771,000 for the same period in 2009.

For the six months ended June 30, 2010, customer service fees decreased to $1,132,000 from $1,254,000, or 9.7%, for the same period in 2009.  For the three months ended June 30, 2010, service charges on deposits decreased to $549,000 from $596,000, or 7.9%, for the same period in 2009.  The decrease for the comparative six and three month periods is due primarily to a decrease in commercial account analysis fees, uncollected funds charges and non-sufficient funds charges.

For the six months ended June 30, 2010, revenue from mortgage banking activities decreased to $365,000 from $675,000, or 45.9%, for the same period in 2009.  For the three months ended June 30, 2010, revenue from mortgage banking activities decreased to $231,000 from $408,000, or 43.4%, for the same period in 2009.  The decrease for the comparative six and three month periods is primarily due to a decrease in the volume of loans sold into the secondary mortgage market.  The Company operates its mortgage banking activities through VIST Mortgage, a division of VIST Bank.

For the six months ended June 30, 2010, revenue from commissions and fees from insurance sales increased 2.9% to $6,168,000 compared to $5,994,000 for the same period in 2009.  For the three months ended June 30, 2010, revenue from commissions and fees from insurance sales increased 1.8% to $3,092,000 compared to $3,036,000 for the same period in 2009.  The increase for the comparative six and three month periods is mainly attributed to an increase in commission income on group insurance products sold through VIST Insurance, LLC, a wholly owned subsidiary of the Company.

For the six months ended June 30, 2010, revenue from brokerage and investment advisory commissions and fee activity decreased to $286,000 from $482,000, or 40.7%, for the same period in 2009.  For the three months ended June 30, 2010, revenue from brokerage and investment advisory commissions and fee activity decreased to $151,000 from $152,000, or 0.7%, for the same period in 2009.  Fluctuations for the comparative six and three month periods is due primarily to the volume of investment advisory services offered through VIST Capital Management, LLC, a wholly owned subsidiary of the Company.

For the six months ended June 30, 2010, earnings on investment in life insurance increased to $191,000 from $184,000, or 3.8%, for the same period in 2009.  For the three months ended June 30, 2010, earnings on investment in life insurance increased to $113,000 from $108,000, or 4.6%, for the same period in 2009.  The increase for the comparative six and three month periods is due primarily to increased earnings credited on the Company’s bank owned life insurance (“BOLI”).

For the six months ended June 30, 2010, revenue from other commissions and fees increased to $1,062,000 from $971,000, or 9.4%, for the same period in 2009.  For the three months ended June 30, 2010, revenue from other commissions and fees increased to $558,000 from $498,000, or 12.0%, for the same period in 2009.  The increase for the comparative six and three month periods is due primarily to an increase in customer debit card activity through the debit card network interchange.

For the six months ended June 30, 2010, other income including gain on sale of equity interest increased to $2,116,000 from $653,000 for the same period in 2009.  For the three months ended June 30, 2010, other income including gain on sale of equity interest increased to $2,073,000 from $169,000 for the same period in 2009.  The increase for the comparative six and three month periods is due primarily to a $1,875,000 gain recognized on the sale of a 25% equity interest in First HSA, LLC related to the transfer of approximately $89,000,000 of Health Savings Account (“HSA”) deposits in the second quarter of 2010.

For the six months ended June 30, 2010, net realized gains on sales of available for sale securities were $286,000 compared to net realized gains on sales of available for sale securities of $285,000 for the same period in 2009.  For the three months ended June 30, 2010, net realized gains on sales of available for sale securities were $194,000 compared to net realized gains on sales of available for sale securities of $126,000 for the same period in 2009.  The net securities gains are primarily from the planned sale of existing available for sale investment securities.

For the six months ended June 30, 2010, net credit impairment losses recognized in earnings resulting from other-than-temporary impairment (“OTTI”) losses on investment securities were $149,000 compared to net credit impairment losses recognized in earnings resulting from OTTI losses on investment securities of $322,000 for the same period in 2009.  For the three month period ended June 30, 2010, net credit impairment losses recognized in earnings resulting from OTTI losses on investment securities were $53,000 compared to net credit impairment losses recognized in earnings resulting from OTTI losses on investment securities of $322,000 for the same period in 2009.  The net credit impairment losses relate to OTTI charges for estimated credit losses on available for sale and held to maturity pooled trust preferred securities.

Non-Interest Expense

Total non-interest expense for the six months ended June 30, 2010 increased 0.5% to $22,955,000 compared to $22,846,000 for the same period in 2009.  Total non-interest expense for the three months ended June 30, 2010 increased 2.6% to $11,864,000 compared to $11,567,000 for the same period in 2009.

Salaries and benefits were $10,838,000 for the six months ended June 30, 2010, a decrease of 5.3% compared to $11,442,000 for the same period in 2009.  Salaries and benefits were $5,419,000 for the three months ended June 30, 2010, a decrease of 5.8% compared to $5,754,000 for the same period in 2009.  The decrease in salaries and benefits for the comparative six and three month periods is due primarily to a decrease in employer 401(k) matching contributions and commissions paid.  Included in salaries and benefits for the six months ended June 30, 2010 and 2009 were stock-based compensation costs of $76,000 and $77,000, respectively.  Included in salaries and benefits for the three months ended June 30, 2010 and 2009 were stock-based compensation costs of $39,000 and $56,000, respectively.  Total commissions paid for the six months ended June 30, 2010 and 2009 were $496,000 and $736,000, respectively.  Total commissions paid for the three months ended June 30, 2010 and 2009 were $268,000 and $353,000, respectively.

For the six months ended June 30, 2010, occupancy expense and furniture and equipment expense increased to $3,503,000 from $3,190,000, or 9.8%, for the same period in 2009.  For the three months ended June 30, 2010, occupancy expense and furniture and equipment expense increased to $1,731,000 from $1, 515,000, or 14.3%, for the same period in 2009.  The increase for the comparative six and three month periods is due primarily to an increase in building lease expense, equipment maintenance and software maintenance expense.

For the six months ended June 30, 2010, marketing and advertising expense decreased to $507,000 from $605,000, or 16.2%, for the same period in 2009.  For the three months ended June 30, 2010, advertising and marketing expense decreased to $261,000 from $335,000, or 22.1%, for the same period in 2009.  The decrease for the comparative six and three month periods is due primarily to a reduction in marketing costs associated with market research, media space, media production and special events.

For the six months ended June 30, 2010, professional services expense decreased to $1,354,000 from $1,374,000, or 1.5%, for the same period in 2009.  For the three months ended June 30, 2010, professional services expense increased to $745,000 from $482,000, or 54.6%, for the same period in 2009.  The increase for the comparative three month periods is due primarily to an increase in accounting fees for accounting and accounting related services and consulting fees associated with various corporate projects.

For the six months ended June 30, 2010, outside processing expense decreased to $1,885,000 from $2,037,000, or 7.5%, for the same period in 2009.  For the three months ended June 30, 2010, outside processing expense decreased to $854,000 from $1,086,000, or 21.4%, for the same period in 2009.  The decrease for the comparative six and three month periods is due primarily to a decrease in costs incurred for computer services and network fees.

For the six months ended June 30, 2010, FDIC deposit and other insurance expense decreased to $1,056,000 from $1,428,000, or 26.1%, for the same period in 2009.  For the three months ended June 30, 2010, insurance expense decreased to $524,000 from $984,000, or 46.7%, for the same period in 2009.  The decrease in FDIC deposit and other insurance expense for the comparative six and three month periods is due primarily to a $580,000 special industry-wide FDIC deposit insurance premium assessed in 2009.

For the six months ended June 30, 2010, other real estate owned (“OREO”) expense increased to $1,692,000 from $618,000, or 173.8%, for the same period in 2009.  For the three months ended June 30, 2010, other real estate owned expense increased to $1,195,000 from $292,000, or 309.2%, for the same period in 2009.  The increase in other real estate owned expense for the comparative six and three month periods is due primarily to an increase in costs associated with adjusting foreclosed properties to fair value after these assets have been classified as OREO, as well as other costs to operate and maintain OREO property during the holding period.

Income Tax Expense

Income tax expense for the six months ended June 30, 2010 was $476,000, a 144.5% increase as compared to an income tax benefit of $1,069,000 for the six months ended June 30, 2009.  Income tax expense for the three months ended June 30, 2010 was $654,000, a 149.5% increase as compared to an income tax benefit of $1,321,000 for the three months ended June 30, 2009.  The increase for the comparative six and three month periods is due primarily to an increase in net income before income taxes.  Included in income tax expense for the six and three months ended June 30, 2010 and 2009 is a federal tax benefit from a $5,000,000 investment in an affordable housing, corporate tax credit limited partnership.

Earnings Per Share

Diluted earnings per common share for the six months ended June 30, 2010 were $0.40 on average shares outstanding of 6,076,656, a 385.7% increase as compared to diluted (loss) per common share of ($0.14) on average shares outstanding of 5,763,648 for the six months ended June 30, 2009.  Diluted earnings per common share for the three months ended June 30, 2010 were $0.34 on average shares outstanding of 6,268,026, a 203.0% increase as compared to diluted (loss) per common share of ($0.33) on average shares outstanding of 5,791,023 for the three months ended June 30, 2009.  The increase in diluted earnings per share for the comparative six and three month periods is due primarily to an increase in net income available to common shareholders.

Assets, Liabilities and Equity

Total assets as of June 30, 2010 decreased $20,115,000, or 3.1% annualized, to $1,288,604,000 compared to $1,308,719,000 at December 31, 2009.  Total gross loans as of June 30, 2010 decreased $15,380,000, or 3.4% annualized, to $895,584,000 compared to $910,964,000 at December 31, 2009.  Total deposits decreased $15,326,000, or 3.0% annualized, to $1,005,572,000 compared to $1,020,898,000 at December 31, 2009 due primarily to the sale of a 25% equity interest in First HSA, LLC and the related transfer of approximately $89,000,000 of HSA deposits in the second quarter of 2010.  Total borrowings as of June 30, 2010, decreased $15,162,000, or 19.6% annualized, to $139,692,000 compared to $154,854,000 at December 31, 2009.

Shareholders’ equity as of June 30, 2010 increased $9,262,000, or 14.8% annualized, to $134,690,000 compared to $125,428,000 at December 31, 2009.  In the second quarter of 2010, the Company completed the issuance of approximately $4.8 million in common stock, net of offering costs.  Also Included in shareholders’ equity is an unrealized loss position on available for sale and held to maturity securities, net of taxes, as of June 30, 2010, of $2,490,000 compared to an unrealized loss position on available for sale securities, net of taxes, of $4,512,000 at December 31, 2009.

Quarterly Shareholder and Investor Conference Call

VIST Financial will host a quarterly shareholder and investor conference call on Wednesday, July 28, 2010 at 8:30 a.m. EDT.  Interested parties can join the conference call and ask questions by dialing 877.303.1593 or listening through the computer by clicking on the following link:

http://tinyurl.com/2a8jbcu

The conference call can also be accessed through a link located under the Investor Relations page within VIST Financial Corp’s website:  http://www.VISTfc.com.

The conference call will be archived for 90 days and will be available at the link above and on the Company’s Investor Relations webpage.

VIST Financial Corp. is diversified financial services company headquartered in Wyomissing, PA, offering banking, insurance, investments, wealth management, and title insurance services throughout Berks, Southern Schuylkill, Montgomery, Delaware, Philadelphia and Lancaster Counties.

This release may contain forward-looking statements with respect to the Company’s beliefs, plans, objectives, goals, expectations, anticipations, estimates, and intentions that are subject to significant risks and uncertainties, and are subject to change based on various factors, some of which are beyond the Company’s control. The Company does not undertake to update any forward-looking statement, whether written or oral, that may be made from time to time by or on behalf of the Company.

VIST FINANCIAL CORP. AND SUBSIDIARIES

CONSOLIDATED SELECTED FINANCIAL DATA

(Dollar amounts in thousands, except share data)

	June 30,
	2010	December 31,
	(unaudited)	2009
Assets
Federal funds sold	$7,385	$8,475
Investment securities and interest bearing cash	263,664	271,475
Federal Home Loan Bank stock	5,715	5,715
Mortgage loans held for sale	3,109	1,962
Loans:
Commercial loans	719,295	731,256
Consumer loans	124,027	132,054
Mortgage loans	52,262	47,654
Total loans	$895,584	$910,964

Earning assets	$1,175,457	$1,198,591

Total assets	$1,288,604	$1,308,719

Liabilities and shareholders’ equity
Deposits:
Non-interest bearing deposits	$114,362	$102,302
NOW, money market and savings	463,236	458,987
Time deposits	427,974	459,609
Total deposits	$1,005,572	$1,020,898

Borrowings:
Securities sold under agreements to repurchase	$110,384	$115,196
Long-term debt	10,000	20,000
Junior subordinated debt	19,308	19,658
Total borrowings	$139,692	$154,854

Total Liabilities	$1,153,914	$1,183,291

Shareholders’ equity	$134,690	$125,428

Total liabilities and shareholders’ equity	$1,288,604	$1,308,719

Actual common shares outstanding	6,506,640	5,808,690
Book value per common share	$16.76	$17.22
Tangible book value per common share	$9.94	$9.62

VIST FINANCIAL CORP. AND SUBSIDIARIES

CONSOLIDATED SELECTED FINANCIAL DATA

(Dollar amounts in thousands, except share data)

	Asset Quality Data
	As Of and For The Period Ended
	Six Months
	June 30,	Twelve Months
	2010	December 31,
	(unaudited)	2009
Non-accrual loans	$22,204	$25,140
Loans past due 90 days or more still accruing	294	1,811
Total non-performing loans	22,498	26,951
Other real estate owned	5,148	5,221
Total non-performing assets	$27,646	$32,172

Renegotiated troubled debt	$6,333	$6,245

Loans outstanding at end of period	$895,584	$910,964
Allowance for loan losses	12,825	11,449

Net charge-offs to average loans (annualized)	0.72%	0.58%
Allowance for loan losses as a percent of total loans	1.43%	1.26%
Allowance for loan losses as a percent of total non-performing loans	57.01%	42.49%

VIST FINANCIAL CORP. AND SUBSIDIARIES

CONSOLIDATED SELECTED FINANCIAL DATA

(Dollar amounts in thousands)

	Average Balances		Average Balances
	For the Three Months Ended		For the Six Months Ended
	(unaudited)		(unaudited)
	June 30,	June 30,	June 30,	June 30,
	2010	2009	2010	2009
Assets
Federal funds sold	$6,772	$13,298	$17,825	$9,981
Investment securities and interest bearing cash	343,947	240,239	306,701	234,533
Federal Home Loan Bank stock	5,715	5,715	5,715	5,715
Mortgage loans held for sale	2,064	5,643	1,515	4,446
Loans:
Commercial loans	716,289	699,919	724,631	699,717
Consumer loans	126,218	141,335	128,422	140,421
Mortgage loans	49,237	43,979	48,529	45,714
Total loans	$891,744	$885,233	$901,582	$885,852

Interest-earning assets	$1,244,527	$1,144,413	$1,227,623	$1,134,812

Goodwill and intangible assets	43,997	44,329	44,056	44,414
Total assets	$1,364,309	$1,256,512	$1,346,607	$1,245,992

Liabilities and shareholders’ equity
Deposits:
Non-interest bearing deposits	$110,944	$106,362	$106,673	$105,905

Interest bearing deposits:
NOW, money market and savings	535,200	351,272	516,099	335,782
Time deposits	425,298	479,449	436,993	474,261
Total Interest-Bearing Deposits	960,498	830,721	953,092	810,043

Total deposits	$1,071,442	$937,083	$1,059,765	$915,948

Short term borrowings	$14,620	$253	$7,351	$5,057
Securities sold under agreements to repurchase	110,137	125,003	112,966	122,268

Long-term debt	10,000	41,925	10,552	50,498
Junior subordinated debt	19,710	18,953	19,684	18,565

Interest-bearing liabilities	1,114,965	1,016,855	1,103,645	1,006,431

Shareholders’ equity	$130,431	$125,700	$128,154	$125,051

VIST FINANCIAL CORP. AND SUBSIDIARIES

CONSOLIDATED SELECTED FINANCIAL DATA

(Dollar amounts in thousands, except per share data)

	For the Three Months Ended		For the Six Months Ended
	(unaudited)		(unaudited)
	June 30,	June 30,	June 30,	June 30,
	2010	2009	2010	2009
Interest income	$16,033	$15,313	$31,837	$30,849
Interest expense	5,887	7,046	12,014	14,100
Net interest income	10,146	8,267	19,823	16,749
Provision for loan losses	2,010	4,300	4,610	5,125
Net Interest Income after provision for loan losses	8,136	3,967	15,213	11,624

Customer service fees	549	596	1,132	1,254
Mortgage banking activities	231	408	365	675
Commissions and fees from insurance sales	3,092	3,036	6,168	5,994
Brokerage and investment advisory commissions and fees	151	152	286	482
Earnings on investment in life insurance	113	108	191	184
Other commissions and fees	558	498	1,062	971
Other income	2,073	169	2,116	653
Net realized gains on sales of securities	194	126	286	285
Total other-than-temporary impairment losses on investments	(6)	(973)	(946)	(973)
Portion of non-credit impairment loss recognized in other comprehensive loss	(47)	651	797	651
Net credit impairment loss recognized in earnings	(53)	(322)	(149)	(322)

Total non-interest income	6,908	4,771	11,457	10,176

Salaries and employee benefits	5,419	5,754	10,838	11,442
Occupancy expense	1,069	881	2,217	1,950
Furniture and equipment expense	662	634	1,286	1,240
Other operating expense	4,714	4,298	8,614	8,214
Total non-interest expense	11,864	11,567	22,955	22,846
Income (loss) before income taxes	3,180	(2,829)	3,715	(1,046)
Income taxes (benefit)	654	(1,321)	476	(1,069)
Net income (loss)	2,526	(1,508)	3,239	23
Preferred stock dividends and discount accretion	(419)	(413)	(839)	(825)
Net income (loss) available to common shareholders	$2,107	$(1,921)	$2,400	$(802)

Per Common Share Data:
Basic average shares outstanding	6,213,284	5,791,023	6,030,134	5,763,648
Diluted average shares outstanding	6,268,026	5,791,023	6,076,656	5,763,648
Basic earnings (loss) per common share	$0.34	$(0.33)	$0.40	$(0.14)
Diluted earnings (loss) per common share	0.34	(0.33)	0.40	(0.14)
Cash dividends per common share	0.05	0.10	0.10	0.20

Profitability Ratios:
Return on average assets	0.74%	-0.48%	0.49%	0.00%
Return on average shareholders’ equity	7.77%	-4.81%	5.10%	0.04%
Return on average tangible equity (equity less goodwill and intangible assets)	11.72%	-7.43%	7.77%	0.06%
Average Equity to Average Assets	9.56%	10.00%	9.52%	10.04%
Net interest margin (fully taxable equivalent)	3.43%	3.05%	3.42%	3.12%
Effective tax rate	20.57%	46.69%	12.81%	102.20%

VIST FINANCIAL CORP. AND SUBSIDIARIES

UNAUDITED CONSOLIDATED BALANCE SHEETS

(Dollar amounts in thousands, except share data)

	June 30,	June 30,
	2010	2009
Assets
Cash and due from banks	$25,357	$20,685
Fed funds sold	7,385	19,950
Interest-bearing deposits in banks	286	342
Total cash and cash equivalents	33,028	40,977

Mortgage loans held for sale	3,109	5,888
Securities available for sale	261,292	229,107
Securities held to maturity	2,086	3,048
Federal Home Loan Bank stock	5,715	5,715
Loans, net of allowance for loan losses 6/2010 - $12,825; 6/2009 - $12,029	882,759	875,207
Premises and equipment, net	5,976	6,408
Identifiable intangible assets	4,411	4,491
Goodwill	39,999	39,732
Bank owned life insurance	19,141	18,736
FDIC prepaid insurance	4,902	—
Other assets	26,186	28,084
Total assets	$1,288,604	$1,257,393

Liabilities and Shareholders’ Equity
Liabilities
Deposits:
Non-interest bearing	$114,362	$111,231
Interest bearing	891,210	836,683
Total deposits	1,005,572	947,914
Securities sold under agreements to repurchase	110,384	124,875
Long-term debt	10,000	35,000
Junior subordinated debt, at fair value	19,308	18,856
Other liabilities	8,650	9,093
Total liabilities	1,153,914	1,135,738

Shareholders’ Equity
Preferred stock: $0.01 par value; authorized 1,000,000 shares; $1,000 liquidation preference per share; 25,000 shares of Series A 5% cumulative preferred stock issued and outstanding; Less: discount of $1,694 at June 30, 2010 and a discount of $2,108 at June 30, 2009	23,306	22,892
Common stock, $5.00 par value ;
Authorized 20,000,000 shares; 6,517,124 shares issued at June 30, 2010 and 5,804,684 shares issued at June 30, 2009	32,586	29,024
Stock Warrants	2,307	2,307
Surplus	65,466	63,654
Retained earnings	13,706	12,714
Accumulated other comprehensive loss	(2,490)	(8,745)
Treasury stock; 10,484 shares at June 30, 2010 and 10,484 shares at June 30, 2009, at cost	(191)	(191)
Total shareholders’ equity	134,690	121,655
Total liabilities and shareholders’ equity	$1,288,604	$1,257,393

SELECTED HIGHLIGHTS

Common Stock (VIST)

Cash Dividends Declared

July 2009	$0.05
October 2009	$0.05
January 2010	$0.05
April 2010	$0.05
July 2010	$0.05

Common Stock (VIST)

Quarterly Closing Price

06/30/2009	$6.61
09/30/2009	$5.85
12/31/2009	$5.25
03/31/2010	$8.97
06/30/2010	$7.66

VIST FINANCIAL CORP. AND SUBSIDIARIES

UNAUDITED CONSOLIDATED STATEMENTS OF INCOME

(Dollar amounts in thousands, except share data)

	Three Months Ended		Six Months Ended
	June 30,		June 30,
	2010	2009	2010	2009
Interest Income
Interest and fees on loans	$12,415	$12,261	$24,858	$24,603
Interest on securities:
Taxable	2,894	2,709	5,841	5,579
Tax-exempt	450	305	846	591
Dividend income	8	33	18	67
Other interest income	266	5	274	9
Total interest income	16,033	15,313	31,837	30,849

Interest Expense
Interest on deposits	4,238	5,172	8,740	10,326
Interest on short-term borrowings	18	—	18	17
Interest on securities sold under agreements to repurchase	1,198	1,100	2,380	2,163
Interest on long-term debt	89	412	187	917
Interest on junior subordinated debt	344	362	689	677
Total interest expense	5,887	7,046	12,014	14,100

Net interest income	10,146	8,267	19,823	16,749
Provision for loan losses	2,010	4,300	4,610	5,125
Net interest income after provision for loan losses	8,136	3,967	15,213	11,624

Other income:
Customer service fees	549	596	1,132	1,254
Mortgage banking activities, net	231	408	365	675
Commissions and fees from insurance sales	3,092	3,036	6,168	5,994
Broker and investment advisory commissions and fees	151	152	286	482
Earnings on investment in life insurance	113	108	191	184
Other commissions and fees	558	498	1,062	971
Gain on sale of equity interest	1,875	—	1,875	—
Other income	198	169	241	653
Net realized gains on sales of securities	194	126	286	285
Total other-than-temporary impairment losses on investments	(6)	(973)	(946)	(973)
Portion of non-credit impairment loss recognized in other comprehensive loss	(47)	651	797	651
Net credit impairment loss recognized in earnings	(53)	(322)	(149)	(322)

Total non-interest income	6,908	4,771	11,457	10,176

Other expense:
Salaries and employee benefits	5,419	5,754	10,838	11,442
Occupancy expense	1,069	881	2,217	1,950
Furniture and equipment expense	662	634	1,286	1,240
Marketing and advertising expense	261	335	507	605
Identifiable intangible amortization	138	171	271	342
Professional services	745	482	1,354	1,374
Outside processing expense	854	1,086	1,885	2,037
FDIC deposit and other insurance expense	524	984	1,056	1,428
Other real estate owned expense	1,195	292	1,692	618
Other expense	997	948	1,849	1,810
Total non-interest expense	11,864	11,567	22,955	22,846

Income (loss) before income taxes	3,180	(2,829)	3,715	(1,046)
Income taxes (benefit)	654	(1,321)	476	(1,069)
Net income (loss)	2,526	(1,508)	3,239	23
Preferred stock dividends and discount accretion	(419)	(413)	(839)	(825)
Net income (loss) available to common shareholders	$2,107	$(1,921)	$2,400	$(802)

Per Common Share Data
Average shares outstanding	6,213,284	5,791,023	6,030,134	5,763,648
Basic earnings (loss) per common share	$0.34	$(0.33)	$0.40	$(0.14)
Average shares outstanding for diluted earnings per share	6,268,026	5,791,023	6,076,656	5,763,648
Diluted earnings (loss) per common share	$0.34	$(0.33)	$0.40	$(0.14)
Cash dividends declared per common share	$0.05	$0.10	$0.10	$0.20